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                                                                   Exhibit 23.15

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated October 15, 1999 on the combined financial statements of Sistemas de Archivo, S.A. de C.V. and Sistemas de Archivo Mexico, S.A. de C.V. (collectively Sistemas de Archivo), included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 24, 1999, and to all references to our Firm included in this registration statement.




                                                     /s/ Arthur Andersen


Mexico City, Mexico, D.F.
November 18, 1999